EXHIBIT 10.1(a)

AMENDMENT NO. 1
TO RELIANT PHARMACEUTICALS, INC.

2004 EQUITY INCENTIVE PLAN

This Amendment No. 1 to the Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan, was duly adopted by the Compensation Committee of the Board of Directors of Reliant Pharmaceuticals, Inc. (the “Committee”) on May 10, 2005 and approved by the Board of Directors of the Pharmaceuticals, Inc. on May 11, 2005 and the stockholders of Reliant Pharmaceuticals, Inc., by written action on May 13, 2005.

In accordance with the requirements of Section 13.1 of the Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan (the “Original Plan”), the Committee desires to amend certain provisions of the Original Plan as more particularly set forth herein.

1.                                       Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Original Plan.

2.                                       Amendment to Section 3.1 – NUMBER OF SHARES. Section 3.1(a) of the Original Plan is hereby deleted, and amended and restated in its entirety to read as follows:

(a)                                  Subject to Article 11 the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of (i) 3,843,600 shares of Stock; plus (ii) any shares of Stock which would again become available for issuance under the Company’s Equity Incentive Plan (formerly known as the Reliant Pharmaceuticals, LLC Equity Incentive Plan) upon forfeiture of options or restricted stock previously granted thereunder. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.                                       No Other Amendments. Except as specifically amended hereby, the Original Plan shall continue in full force and effect as written. All references in the Original Plan to “this Plan,” “herein,” “hereof,” “hereby” and words of similar import shall refer to the Original Plan as amended hereby.

4.                                       Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware.

Certified on this 13th day of May, 2005

/s/ Michael Lerner
Secretary